UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2008

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51922
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 624, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Columbia
(Address of principal executive offices and Zip Code)

807 344 2644
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02.	Termination of Material Definitive Agreement

On October 4, 2008, Tao Minerals Ltd. and Outboard Investments Ltd. jointly agreed to enter into a cancellation agreement in regards to the $1,000,000 financing previously announced in our Form 8-K dated April 4, 2008.

Due to the cancellation of the agreement, Tao will not be filing the registration statement required by the terms of that financing. The conversion rights for the $125,000 tranche that has been received by Tao from this financing will not be registered and the conversion and re-sales of securities will be governed by the rules applicable to restricted securities.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Cancellation Agreement between our company and Outboard Investments Ltd. dated effective the 4th day of October, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
By: James Sikora
President
Date: October 7, 2008